Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Second Quarter Results In-line with Guidance

•	Q2 Revenue of $1.1 Billion
•	Q2 Continuing Operations Adjusted EBITDA of $106 Million
•	Q2 Continuing Operations Adjusted Diluted EPS of $0.40
•	Issues Guidance for the remainder of 2014

Coral Gables, FL (August 11, 2014) — MasTec, Inc. (NYSE: MTZ) today announced 2014 second quarter financial results in-line with guidance issued in June 2014.

Second quarter 2014 revenue increased 13% to $1.1 billion from $978 million for the prior year quarter. The quarterly revenue increase was driven by a 23% increase in the Oil & Gas segment, a 49% increase in the Power Generation segment and a 6% increase in the Communications segment, reflecting lower wireless project revenue growth levels as indicated in the Company’s June 2014 guidance. Net income from continuing operations was $32.1 million, or $0.37 per diluted share compared to $35.5 million, or $0.42 per diluted share for the second quarter of 2013.

Second quarter 2014 adjusted net income from continuing operations, a non-GAAP measure, was $34.7 million compared to $39.9 million in 2013. Second quarter 2014 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.40, compared to $0.47 last year. Second quarter 2014 continuing operations adjusted EBITDA, also a non-GAAP measure, was $106 million compared to $110 million in 2013.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, non-GAAP measures, exclude the impact of discontinued operations, loss on extinguishment of debt from the 2013 refinancing of our senior notes due 2017, the 2013 Sintel litigation charge and non-cash stock based compensation expense. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “We had a challenging second quarter, primarily because of slowdown in revenue growth of wireless projects. Our guidance for the second half of 2014 reflects reduced levels of expected wireless project revenue, when compared to prior year, and we have taken and will continue to take steps to mitigate the impact of these reduced revenue levels. We anticipate a return to a more normalized level of wireless project revenue in 2015.”

Mr. Mas continued, “We are very encouraged by the long term outlook in all our businesses. The recently completed acquisition of Pacer Construction will be an important part of MasTec’s future expansion in the growing Canadian energy infrastructure market, including oil sands, oil and gas, high-voltage electrical infrastructure and LNG markets.

Mr. Mas concluded, “We see unprecedented bidding opportunity in multiple markets. We continue to see excellent growth opportunities in oil & gas, electrical transmission, wireless, power generation and 1-gigabit fiber expansion. In fact, subsequent to quarter end, we were awarded a contract for approximately a quarter of a billion dollars of 1-gigabit fiber deployment work, which was not included in our second quarter backlog number. In short, we are well positioned for growth in numerous markets throughout North America and expect 2015 to be a strong year for both revenue growth and profit margin expansion.”

George Pita, MasTec’s Executive Vice President and CFO, added, “We improved cash flow from operations during the second quarter, and expect strong cash flow from operations during the second half of the year. During the second quarter, we retired our $115 million principal amount of senior convertible notes that matured in June and expanded our senior credit facility to $1 billion, while adding the capability to borrow in Mexican pesos. These transactions both lower our financing costs on a rate basis and further strengthen our financial flexibility to pursue strategic growth opportunities in the markets we serve across North America.”

The Company currently estimates fiscal year 2014 revenue of $4.4 to $4.5 billion. 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $420- $425 million, with continuing operations adjusted diluted earnings per share, a non–GAAP measure, at $1.55 to $1.58.

For the third quarter of 2014, the Company expects revenue of approximately $1.30 - $1.35 billion. Third quarter 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $132 million with continuing operations adjusted diluted earnings per share, a non-GAAP measure, of approximately $0.56.

Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Management will hold a conference call to discuss these results on Tuesday, August 12, 2014 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-0687 and the replay number is (719) 457-0820, with a pass code of 6006689. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended June 30,
	2014	2013

Revenue	$1,104,556	$977,624
Costs of revenue, excluding depreciation and amortization	950,889	822,655
Depreciation and amortization	36,755	33,602
General and administrative expenses	54,237	51,900
Interest expense, net	12,949	11,838
Other (income) expense, net	(2,051)	322

Income from continuing operations before income taxes	$51,777	$57,307
Provision for income taxes	(19,714)	(21,776)

Net income from continuing operations	$32,063	$35,531
Discontinued operations:
Net loss from discontinued operations	$(149)	$(484)

Net income	$31,914	$35,047

Net (loss) income attributable to non-controlling interests	(136)	106

Net income attributable to MasTec, Inc.	$32,050	$34,941

Earnings per share:
Basic earnings (loss) per share:
Continuing operations	$0.41	$0.46
Discontinued operations	(0.00)	(0.01)

Total basic earnings per share	$0.41	$0.46

Basic weighted average common shares outstanding	78,269	76,741

Diluted earnings (loss) per share:
Continuing operations	$0.37	$0.42
Discontinued operations	(0.00)	(0.01)

Total diluted earnings per share	$0.37	$0.41

Diluted weighted average common shares outstanding	86,730	84,558

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets, including discontinued operations	$1,489,652	$1,307,026
Property and equipment, net	618,672	488,132
Goodwill and other intangibles, net	1,213,725	1,067,650
Long-term assets, including discontinued operations	73,821	60,390

Total assets	$3,395,870	$2,923,198

Liabilities and Equity
Current liabilities, including discontinued operations	$868,474	$829,225
Acquisition-related contingent consideration, net of current portion	116,929	112,370
Long-term debt	1,088,666	765,425
Long-term deferred tax liabilities, net	186,538	154,763
Other liabilities	43,949	40,357
Equity	1,091,314	1,021,058

Total liabilities and equity	$3,395,870	$2,923,198

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2014	2013
Net cash provided by operating activities	$55,319	$22,857
Net cash used in investing activities	(221,142)	(168,017)
Net cash provided by financing activities	159,167	132,272

Net decrease in cash and cash equivalents	(6,656)	(12,888)
Net effect of currency translation on cash	(347)	(274)
Cash and cash equivalents – beginning of period	22,927	26,767

Cash and cash equivalents – end of period	15,924	13,605

Cash and cash equivalents of discontinued operations	—	310

Cash and cash equivalents of continuing operations	$15,924	$13,295

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Segment Information	2014	2013	2014	2013

Revenue by Reportable Segment
Communications	$528.1	$$496.6	$975.2	$921.6
Oil and Gas	365.7	296.9	745.5	615.7
Electrical Transmission	114.5	118.6	194.6	203.1
Power Generation and Industrial	94.5	63.3	148.8	152.2
Other	2.7	3.4	5.4	5.7
Eliminations	(0.9)	(1.2)	(0.9)	(2.0)

Consolidated revenue	$1,104.6	$977.6	$2,068.6	$1,896.3

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
EBITDA by Reportable Segment – Continuing Operations
Communications	$57.9	$63.4	$101.4	$109.8
Oil and Gas	35.7	51.2	70.6	93.6
Electrical Transmission	17.0	11.5	20.5	14.9
Power Generation and Industrial	4.0	(8.0)	4.5	(8.2)
Other	0.3	0.4	0.5	0.4
Corporate	(13.4)	(15.8)	(24.4)	(34.3)

EBITDA – continuing operations	$101.5	$102.7	$173.1	$176.2

Non-cash stock-based compensation expense	4.2	4.3	7.5	6.6
Loss on debt extinguishment	—	—	—	5.6
Sintel legal settlement	—	2.8	—	2.8

Adjusted EBITDA – continuing operations	$105.7	$109.8	$180.6	$191.2

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
EBITDA Margin by Reportable Segment – Continuing Operations
Communications	11.0%	12.8%	10.4%	11.9%
Oil and Gas	9.8%	17.2%	9.5%	15.2%
Electrical Transmission	14.9%	9.7%	10.5%	7.3%
Power Generation and Industrial	4.2%	(12.6)%	3.0%	(5.4)%
Other	11.3%	10.5%	8.5%	7.8%
Corporate	NA	NA	NA	NA

EBITDA margin – continuing operations	9.2%	10.5%	8.4%	9.3%

Non-cash stock-based compensation expense	0.4%	0.4%	0.4%	0.3%
Loss on debt extinguishment	—	—	—	0.3%
Sintel legal settlement	—	0.3%	—	0.1%

Adjusted EBITDA margin – continuing operations	9.6%	11.2%	8.7%	10.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2014	June 30, 2014	June 30, 2014
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$16.2	$32.1	$48.3
Interest expense, net	12.0	12.9	25.0
Provision for income taxes	9.9	19.7	29.6
Depreciation and amortization	33.5	36.8	70.2

EBITDA – continuing operations	$71.6	$101.5	$173.1
Non-cash stock-based compensation expense	3.3	4.2	7.5

Adjusted EBITDA – continuing operations	$74.9	$105.7	$180.6

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	1.7%	2.9%	2.3%
Interest expense, net	1.2%	1.2%	1.2%
Provision for income taxes	1.0%	1.8%	1.4%
Depreciation and amortization	3.5%	3.3%	3.4%

EBITDA margin – continuing operations	7.4%	9.2%	8.4%
Non-cash stock-based compensation expense	0.3%	0.4%	0.4%

Adjusted EBITDA margin – continuing operations	7.8%	9.6%	8.7%

	For the Three Months Ended		For the Six Months Ended
	March 31, 2013	June 30, 2013	June 30, 2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$19.3	$35.5	$54.9
Interest expense, net	10.0	11.8	21.9
Provision for income taxes	12.3	21.8	34.1
Depreciation and amortization	31.8	33.6	65.4

EBITDA – continuing operations	$73.5	$102.7	$176.2
Non-cash stock-based compensation expense	2.4	4.3	6.6
Loss on debt extinguishment	5.6	—	5.6
Sintel legal settlement	—	2.8	2.8

Adjusted EBITDA – continuing operations	$81.4	$109.8	$191.2

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.1%	3.6%	2.9%
Interest expense, net	1.1%	1.2%	1.2%
Provision for income taxes	1.3%	2.3%	1.8%
Depreciation and amortization	3.5%	3.4%	3.4%

EBITDA margin – continuing operations	8.0%	10.5%	9.3%
Non-cash stock-based compensation expense	0.3%	0.4%	0.3%
Loss on extinguishment of debt	0.6%	—	0.3%
Sintel legal settlement	—	0.3%	0.1%

Adjusted EBITDA margin – continuing operations	8.9%	11.2%	10.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2014	June 30, 2014	June 30, 2014
Adjusted Net Income Reconciliation
Net income from continuing operations	$16.2	$32.1	$48.3
Non-cash stock-based compensation expense, net of tax	2.0	2.6	4.6

Adjusted net income from continuing operations	$18.2	$34.7	$52.9
Loss from discontinued operations, net of tax	(0.1)	(0.1)	(0.3)

Adjusted net income	$18.1	$34.5	$52.6

	For the Three Months Ended		For the Six Months Ended
	March 31, 2014	June 30, 2014	June 30, 2014
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.19	$0.37	$0.56
Non-cash stock-based compensation expense, net of tax	0.02	0.03	0.05

Adjusted diluted earnings per share – continuing operations	$0.21	$0.40	$0.61
Diluted loss per share – discontinued operations	(0.00)	(0.00)	(0.00)

Adjusted diluted earnings per share	$0.21	$0.40	$0.61

	For the Three Months Ended		For the Six Months Ended
	March 31, 2013	June 30, 2013	June 30, 2013
Adjusted Net Income Reconciliation
Net income from continuing operations	$19.3	$35.5	$54.9
Non-cash stock-based compensation expense, net of tax	1.4	2.6	4.1
Loss on debt extinguishment, net of tax	3.4	—	3.5
Sintel legal settlement, net of tax	—	1.7	1.7

Adjusted net income from continuing operations	$24.2	$39.9	$64.1
Loss from discontinued operations, net of tax	(0.9)	(0.5)	(1.4)

Adjusted net income	$23.2	$39.4	$62.7

	For the Three Months Ended		For the Six Months Ended
	March 31, 2013	June 30, 2013	June 30, 2013
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.23	$0.42	$0.65
Non-cash stock-based compensation expense, net of tax	0.02	0.03	0.05
Loss on debt extinguishment, net of tax	0.04	—	0.04
Sintel legal settlement, net of tax	—	0.02	0.02

Adjusted diluted earnings per share – continuing operations	$0.29	$0.47	$0.76
Diluted loss per share – discontinued operations	(0.01)	(0.01)	(0.02)

Adjusted diluted earnings per share	$0.28	$0.47	$0.74

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended September 30,	For the Three Months Ended September 30,
	2014 Est.	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$45	$49.9
Interest expense, net	13	12.7
Provision for income taxes	28	31.7
Depreciation and amortization	42	37.8

EBITDA – continuing operations	$128	$132.1
Non-cash stock-based compensation expense	4	3.0

Adjusted EBITDA – continuing operations	$132	$135.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	3.3% - 3.5%	3.9%
Interest expense, net	0.9% - 1.0%	1.0%
Provision for income taxes	2.0% - 2.1%	2.5%
Depreciation and amortization	3.1% - 3.3%	3.0%

EBITDA margin – continuing operations	9.5% - 9.8%	10.4%
Non-cash stock-based compensation expense	0.3%	0.2%

Adjusted EBITDA margin – continuing operations	9.8% - 10.2%	10.6%

	Guidance for the Three Months Ended September 30,	For the Three Months Ended September 30,
	2014 Est.	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliation
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$45	$49.9
Non-cash stock-based compensation expense, net of tax	3	1.8

Adjusted net income from continuing operations	$48	$51.8

	Guidance for the Three Months Ended September 30,	For the Three Months Ended September 30,
	2014 Est.	2013
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$0.52	$0.59
Non-cash stock-based compensation expense, net of tax	0.03	0.02

Adjusted diluted earnings per share—continuing operations	$0.56	$0.61

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$123 - 126	$147.7	$116.6
Interest expense, net	50	46.4	37.4
Provision for income taxes	76 - 77	92.5	76.1
Depreciation and amortization	156	140.9	92.0

EBITDA – continuing operations	$404 - 409	$427.6	$322.1
Non-cash stock-based compensation expense	16	12.9	4.4
Loss on debt extinguishment	—	5.6	—
Sintel legal settlement	—	2.8	9.6

Adjusted EBITDA – continuing operations	$420 - 425	$448.9	$336.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.8%	3.4%	3.1%
Interest expense, net	1.1%	1.1%	1.0%
Provision for income taxes	1.7%	2.1%	2.0%
Depreciation and amortization	3.5%	3.3%	2.5%

EBITDA margin – continuing operations	9.1% - 9.2%	9.9%	8.6%
Non-cash stock-based compensation expense	0.4%	0.3%	0.1%
Loss on debt extinguishment	—	0.1%	—
Sintel legal settlement	—	0.1%	0.3%

Adjusted EBITDA margin – continuing operations	9.5% - 9.6%	10.4%	9.0%

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations

Adjusted Net Income from Continuing Operations Reconciliation

Net income from continuing operations	$123 - 126	$147.7	$116.6
Non-cash stock-based compensation expense, net of tax	10	8.0	2.7
Loss on debt extinguishment, net of tax	—	3.5	—
Sintel legal settlement, net of tax	—	1.7	5.8

Adjusted net income from continuing operations	$133 - 136	$160.8	$125.1

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$1.43 - 1.47	$1.74	$1.42

Non-cash stock-based compensation expense, net of tax	0.12	0.09	0.03
Loss on debt extinguishment, net of tax	—	0.04	—
Sintel legal settlement, net of tax	—	0.02	0.07

Adjusted diluted earnings per share – continuing operations	$1.55 - 1.58	$1.90	$1.53

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect of economic downturns on demand for our services, reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; trends in electricity, oil, natural gas and other energy source prices; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; risks associated with operating in international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; the collectability of amounts owed us by our customers; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts and cost reduction measures, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; liabilities associated with our participation in joint ventures and other losses associated with non-consolidated investees; our ability to settle conversions of our convertible notes in cash due to contractual restrictions, including those contained in our credit facility, and the availability of cash; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.